WARRANT CERTIFICATE

                                  Dated: , 1997

               VOID AFTER 5:00 P.M., NEW YORK, NEW YORK LOCAL TIME

                                       ON

                                              _________________, 2002

                               PATCOMM CORPORATION


                   100,000 Warrants to Purchase 100,000 Shares

                                       of

                          Common Stock, $.001 par value

     Patcomm Corporation, a Nevada corporation (hereinafter referred to as the "Company"), hereby certifies that _____________________ (hereinafter "_________"), his successors and assigns, for value received, is entitled to purchase from the Company at any time after ________________, 1998, and before 5:00 p.m., New York local time on __________________, 2002, _______ shares of the Company's common stock, .$.001 par value (hereinafter referred to as the "Underwriter Warrant Shares") (the number and character of such Underwriter Warrant Shares being subject to adjustments as provided herein) at the purchase price of $6.90 per Underwriter Warrant Share (hereinafter referred to as the "Exercise Price"). This Warrant Certificate was issued pursuant to a certain Underwriting Agreement dated _________________, 1997 between the Company and Andrew Garrett, Inc. (the "Underwriter") providing for the issuance of an aggregate of 1,000,000 shares of the Company entitling Andrew Garrett to purchase an aggregate of up to 100,000 shares of the Company (collectively, the "Underwriter Warrants"). Such Underwriter Warrant Shares are further described in the Company's registration statement (the "Registration Statement") (SEC File No. ), filed with, and declared effective by, the Securities and Exchange Commission on ____________, 1997.

     1. Exercise of Underwriter Warrants.

     Upon presentation and surrender of this Warrant Certificate, with the attached Purchase Form duly executed, at the principal office of the Company at 7 Flower Field, M100, St. James, N.Y. 11780, the Company shall deliver to the holder hereof, as promptly as practicable, certificates representing the Underwriter Warrant Shares being purchased. This Warrant Certificate may be exercised in whole or in part and, in case of the exercise hereof in part only, the Company, upon surrender hereof, will deliver to the holder a new Warrant Certificate or Warrant Certificates of like tenor entitling said holder to purchase the number of Underwriter Warrant Shares as to which this Warrant Certificate has not been exercised.

     2. Exchange and Transfer.

     (a) At any time prior to the exercise hereof, upon presentation and surrender to the Company, this Warrant Certificate may be exchanged, alone or with other Warrants of like tenor registered in the name of the same holder, for another Warrant Certificate or other Warrant Certificates of like tenor in the name of such holder exercisable for the same aggregate number of Underwriter Warrant Shares as the Warrant Certificate or Warrant Certificates surrendered.

                                       1                     Warrant Certificate

     (b) This Warrant Certificate may not be sold, transferred, hypothecated, or assigned before ______________, 1998, except to officers of the Underwriter or to other members of the underwriting group or dealers in the selling group or to officers of such members or such dealers in the selling group, with respect to the offering described in the Registration Statement.

     3. Rights and Obligations of Warrantholders.

     The holder of this Warrant Certificate shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity; provided, however, in the event that any Underwriter Warrant Shares issued to the holder hereof upon exercise of a portion or all of the Underwriter Warrants represented hereby, such holder shall, for all purposes, be deemed to have become the holder of record of such stock on the date on which this Warrant Certificate, together with a duly executed Purchase Form, was surrendered, irrespective of the date of delivery of such share certificate, except that if at the date of surrender of such Warrant Certificate the transfer books for the shares of common stock of the Company shall be closed, the holder of this Warrant Certificate shall not be deemed to have become the holder of record of such stock until the date on which such books shall be opened. Unless required by law or applicable rule of any national securities exchange such transfer books shall not be closed at any one time for a period longer than 40 days. The rights of the holder of this Warrant Certificate are limited to those expressed herein and the holder of this Warrant Certificate, by his acceptance hereof, consents to and agrees to be bound by and to comply with all the provisions of this Warrant Certificate, including without limitation all the obligations imposed upon the holder hereof by Section 5. In addition, the holder of this Warrant Certificate, by accepting the same, agrees that the Company and its warrant agent may, prior to any presentation for registration or transfer, deem and treat the person in whose name this Warrant Certificate is registered as the absolute, true and lawful owner for all purposes whatsoever, and neither the Company nor the warrant agent shall be affected by any notice to the contrary.

     4. Warrant Stock and Common Stock Warrants.

     The Company covenants and agrees that all Underwriter Warrant Shares delivered upon exercise of this Warrant Certificate will, upon delivery, be duly authorized, validly issued, fully paid and non-assessable, and free from all stamp taxes, liens, and charges with respect to the purchase thereof. In addition, the Company agrees at all times to reserve and keep available an authorized number of shares of its common stock sufficient to permit the exercise in full of all outstanding Underwriter Warrants.

     5. Disposition of Warrant Certificates or Underwriter Warrant Shares.

     The holder of this Warrant Certificate and any transferee hereof or of the Underwriter Warrant Shares, by their acceptance thereof, hereby agree that (a) no public distribution of the Underwriter Warrants or the Underwriter Warrant Shares will be made in violation of the provisions of the Securities Act of 1933, as amended, or the Rules and Regulations promulgated thereunder (such Act and Rules and Regulations being hereinafter referred to as the "Act") and (b) during such period as delivery of a prospectus with respect to the Underwriter Warrants or the Underwriter Warrant Shares may be required by the Act, any public distribution of the Underwriter Warrants or Underwriter Warrant Shares will be preceded or accompanied by, and made in a manner or on terms set forth in, a prospectus then meeting the requirements of Section 10 of the Act and in
compliance  with  all  applicable   state  laws.  The  holder  of  this  Warrant


                                       2                     Warrant Certificate

Certificate and any such transferee hereof further agree that if any distribution of any of the Underwriter Warrants or Underwriter Warrant Shares is proposed to be made by them otherwise that by delivery of a prospectus meeting the requirements of Section 10 of the Act as set forth above, such action shall be taken only after submission to the Company of an opinion of counsel, reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed distribution will not be in violation of the Act or of applicable state law. Furthermore, it shall be a condition to the transfer of the Warrant Certificate or Underwriter Warrants that any transferee thereof deliver to the Company his or its written agreement to accept and be bound by all of the terms and conditions of this Warrant Certificate.

     6. Registration and Repurchase.

     The Company further covenants and agrees as follows:

     (a) Upon receipt by the Company at any one time during the period from ____________, 1998 to_______________, 2002 of a written request from the holders of fifty (50%) percent of the Underwriter's Warrants or underlying shares, to qualify or register the Underwriter Warrants and/or the Underwriter Warrant Shares in whole or in part, under the Act, the Company will, as promptly as practicable, at the Company's sole cost and expense: (i) prepare and file under the Act, a registration statement relating to such Underwriter Warrant Shares (the term "registration statement" as used in this Section 6(a) being deemed to include any form which may be used to register a distribution of securities to the public for cash, a post-effective amendment to a registration statement);
(ii) prepare and file with the appropriate Blue Sky authorities the necessary documents to register or qualify such Underwriter Warrants and/or Underwriter Warrant Shares; (iii) deliver to each of the other holders of Underwriter Warrants and Underwriter Warrant Shares written notice of the Company's intention to register such Underwriter Warrants and/or Underwriter Warrant Shares at least 30 days prior to the anticipated filing date; (iv) if requested by any of such other holders of Underwriter Warrants or Underwriter Warrant Shares then in writing delivered to the Company within twenty (20) days of the receipt of such written notice from the Company, included in such registration statement, all or any part, of the Underwriter Warrants and/or Underwriter Warrant Shares then held by such other holder, and (v) use its best efforts to cause such registration statement to become effective and to keep such registration statement and Blue Sky current and effective until such time as an amendment is required to be filed pursuant to the provisions of Section 10(a)(3) of the Act. In the event not all of the Underwriter Warrants and Underwriter Warrant Shares shall have been registered as provided above, the Company shall be obligated to file additional registration statements in accordance with the terms set forth in this Section 6(a) to register the remaining balance of the Underwriter Warrants or Underwriter Warrant Shares not so registered, except that the expenses therefor shall be borne by the holders of the Underwriter Warrants and Underwriter Warrant Shares in the event that the Company has previously borne the expenses in connection with the registration of the Underwriter Warrants or the Underwriter Warrant Shares pursuant to this Section 6(a) or 6(c).

     (b) In addition to the provision in Section 6(a), in the event the Company shall at any time during the period __________, 1997 to __________, 2004 seek to further register or qualify any of its capital stock or the securities holdings of any of its controlling shareholders, on each such occasion it shall furnish the holders of the Underwriter Warrants or Underwriter Warrant Shares with at least 30 days' written notice thereof and the holders of the Underwriter Warrants or Underwriter Warrant Shares shall have the option, without cost or expense, to include their Underwriter Warrants and Underwriter Warrant Shares in such registration or qualification. The holders of the Underwriter Warrants or Underwriter Warrant Shares shall exercise the "piggy back rights" under this
Section 6(b) by giving written notice to the Company within twenty (20) days of receipt of the written notice from the Company.

     (c) All expenses in connection with preparing and filing any registration statement under Section 6(a) and 6(b) hereof (and any registration or qualification under the securities or "Blue Sky" laws of states in which the offering will be made under such registration statement) shall be borne in full by the Company, subject to the last sentence of Section 6(a) above.

                                       3                     Warrant Certificate

     7. Indemnification and Notification.

     (a) The Company will indemnify and hold harmless each holder of Underwriter Warrants or Underwriter Warrant Shares, and each person, if any, who controls such holder within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages, expenses and liabilities caused by any untrue statement of a material fact contained in any registration statement, or contained in a prospectus furnished thereunder or caused by any omission to state a material fact therein necessary to make the statements therein not misleading provided, however, that the foregoing indemnification and agreement to hold harmless shall not apply insofar as such losses, claims, damages, expenses and liabilities are caused by any such untrue statement or omission based upon information furnished in writing to the Company by any such holder expressly for use in any registration statement or prospectus.

     (b) Each holder of Underwriter Warrants or Underwriter Warrant Shares will indemnify the Company, and each person who controls the Company within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages, expenses and liabilities caused by an untrue statement of a material fact contained in any registration statement, or contained in a prospectus furnished hereunder or caused by an omission to state a material fact therein necessary to make the statements therein not misleading insofar as such losses, claims, damages, expenses and liabilities are caused by such untrue statement or omission based upon information furnished in writing to the Company by any such holder expressly for use in any registration statement or prospectus.

     (c) Promptly after the receipt of any holder of Underwriter Warrants or Underwriter Warrant Shares of notice of the commencement of any action, said holder will, if a claim in respect thereof is to be made against the Company under this Section 7, notify the Company in writing of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability which it may have to them otherwise that under this Section 7. In case any such action is brought against any holder of Underwriter Warrants or Underwriter Warrant Shares and the Company is notified of the commencement thereof as provided herein, the Company will be entitled to participate in, and to the extent that it may wish, to assume the defense thereof, with counsel satisfactory to such holder, and after notice from the Company to such holder of the Company's election so to assume the defense thereof, the Company will not be liable under this Section 7 for any legal or other expense subsequently incurred by such holder in connection with the defense thereof other than reasonable costs of investigation.

     (d) Each holder of Underwriter Warrants or Underwriter Warrant Shares agrees to cooperate fully with the Company in effecting registration and qualification of the Underwriter Warrants or Underwriter Warrant Shares and of such distribution, and shall indemnify and hold harmless the Company and any person who may control the Company, each director of the Company, and each officer who signed any registration statement from and against any and all losses, claims, damages, expenses and liabilities caused by any statement or omission in any such registration statement or prospectus or any amendment or supplement thereto in reliance upon information furnished to the Company in writing by any such holder expressly for inclusion therein.

     8. Adjustments.

     (a) Subject and pursuant to the provisions of this Section 8, the Exercise Price, the Underwriter Warrants and the Underwriter Warrant Shares subject to the Warrant Certificate, shall be subject to adjustment from time to time as follows:

     (i) In case the Company shall hereafter (A) pay a dividend or make a distribution on its common stock, in common stock or any other shares of stock,
(B) subdivide its outstanding common stock into a greater number of shares, (C) combine its outstanding common stock into a smaller number of shares, or (D) issue any common stock by reclassification of its common stock then and in such


                                       4                     Warrant Certificate
event, there shall be a proportional adjustment in the Exercise Price and in the number of Underwriter Warrant Shares issuable upon exercise of each Underwriter Warrant so that the registered holder of any Underwriter Warrant thereafter exercised shall be entitled to receive the number of shares of common stock, at the same aggregate cost, that he would have received immediately following such action had such Underwriter Warrant been exercised immediately prior thereto. Any adjustment made pursuant to this subsection shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, or reclassification.

     (ii) No adjustment in the securities issuable shall be made unless such adjustment would require an increase or decrease of at least 10% in both the number of shares otherwise issuable and the Exercise Price; provided, however, that any adjustments that, by reason of this subsection, are not required to be made shall be carried forward and accounted for in connection with the calculation of any subsequent adjustments. All calculations under this Section 8 shall be made to the nearest one-hundredth (1/100) of a share but in no event shall the Company be obligated to issue fractional shares upon the exercise of any Underwriter Warrant.

     (iii) In the event that as a result of an adjustment made pursuant to subsection (i) of this Section 8(a), the registered holder of any Underwriter Warrant shall become entitled to receive any securities of the Company other than Underwriter Warrant Shares, the number of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in subsection (i) through (iii) of this
Section 8(a).

     (b) In case of (i) any reclassification or change of outstanding Underwriter Warrant Shares or other securities issuable upon exercise of the Underwriter Warrants (other than a change in par value or as a result of a subdivision or combination), or (ii) any consolidation or merger of the Company with or into another corporation or Company (other than a merger in which the Company is the continuing corporation and that does not result in any reclassification or change of the then-outstanding Underwriter Warrant Shares or other securities issuable upon exercise of the Underwriter Warrants other than a change in par value or a subdivision or combination of the Underwriter Warrant Shares), or (iii) any sale or conveyance to another corporation of all or substantially all of the Company's assets, then, as a condition of such reclassification, change, consolidation, merger, sale, or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provisions whereby the registered holder of each Underwriter Warrant then outstanding shall receive, on exercise of such Underwriter Warrant, the kind and amount of securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of securities issuable upon exercise of such Underwriter Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such provisions shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8.

     (c) Before taking any action that would cause an adjustment increasing the then-par value of the Underwriter Warrant Shares issuable upon exercise of the Underwriter Warrants above the Exercise Price, the Company shall have the right to take any corporate action that may, in the opinion of its counsel, be necessary so that the Company may validly and legally issue fully paid and non assessable shares of common stock at such adjusted Exercise Price.

     (d)(i) Upon any adjustment of the Exercise Price required to be made pursuant to this Section 8, within 30 days thereafter the Company shall (A) cause to be filed with the warrant agent written notice thereof stating the adjusted Exercise Price and the adjusted number of Underlying Warrant Shares purchasable or the kind and amount of any securities or property purchasable


                                       5                     Warrant Certificate
upon exercise of an Underwriter Warrant, as the case may be, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate shall be conclusive evidence of the correctness of such adjustment, and (B) cause to be mailed to each of the holders of the Underwriter Warrants written notice of such adjustment. Such notice may be given in advance and included as a part of the notice required to be mailed under the provisions of Subsection 8(d)(ii).

     (ii) In case at any time (A) the Company shall declare any dividend upon its common stock payable otherwise than in cash or in common stock of the Company; or (B) the Company shall offer for subscription to the holders of its common stock any additional shares of stock of any class or any other securities convertible into shares of stock or any rights to subscribe thereto; or (C) there shall be any capital reorganization or reclassification of the capital stock of the Company, or a sale of all or substantially all of the assets of the Company, or a consolidation or merger of the Company with another corporation (other than a merger in which the Company is the continuing corporation, and which does not result in any reclassification or change of the then-outstanding common stock or other capital stock issuable upon exercise of the Underwriting Warrants other than a change in par value or a subdivision or combination of such shares): or (D) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of said cases, the Company shall cause to be mailed to each of the holders of outstanding Underwriting Warrants, at the earliest practicable time (and in any event not less than 20 days before any record date or other date set for definitive action), written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution of, or grant of subscription rights, or such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation, or winding up shall take place, as the case my be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the kind and amount of the shares of stock and other securities and property deliverable upon exercise of the Underwriter Warrants. Such notice shall also specify the date as of which the record holders of the common stock shall participate in said dividend, distribution, or subscription rights or shall be entitled to exchange their common stock for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be (on which date, in the event of voluntary or involuntary dissolution, liquidation or winding up of the Company, the right to exercise the Underwriter Warrants shall terminate).

     (iii) Without limiting the obligation of the Company to provide notice to the holders of the Underwriter Warrant of corporate actions hereunder, it is agreed that failure of the Company to give notice shall not invalidate such corporate action of the Company.

     (e) The number of shares of common stock outstanding at any given time shall not include treasury shares and the issue or sale of any such treasury shares shall be considered an issuance or sale of common stock for the purposes of this Section 8.

    (f) Notwithstanding any provision herein to the contrary, no adjustment to either the Exercise Price or in the number of Underwriter Warrants or Underwriter Warrant Shares subject to the Warrant Certificate shall be made pursuant to Section 8 upon or by virtue of:

     (A) the issuance or sale by the Company of the Underwriter Warrants or the Underwriter Warrant Shares issuable upon exercise of the Underwriter Warrants; or

     (B) the Company's granting of employee stock purchase options or the issuance of common stock pursuant thereto.

     (g) If the Company, after the date hereof, shall take any action affecting the shares of its common stock, other than action described in this Section 8, which, in the good faith opinion of the Board of Directors of the Company, would

                                       6                     Warrant Certificate
materially affect the rights of the holder of the Underwriter Warrants, then the Exercise Prices and the numbers of Underwriter Warrant Shares obtainable upon exercise of the Underwriter Warrants shall be adjusted in such manner, if any, at any such time as the Board of Directors of the Company, in good faith, may determine to be equitable in the circumstances. Failure of the Board of Directors of the Company to consider (in minutes or a unanimous consent) an adjustment prior to the effective date of any action by the Company affecting the Common Shares shall be conclusive evidence that the Board of Directors of the Company has determined that no adjustment be made in the circumstances.

     (h) The forms of the Underwriter Warrants need not be changed because of any change pursuant to this Article, and Underwriter warrants issued after such change may state the same respective Exercise Prices and the same numbers of shares as is stated in such Underwriter Warrants initially issued pursuant to the Certificate.

     Anything in this Section 8 to the contrary notwithstanding, the warrant agent shall be under no obligation to act with respect to any of the aforementioned adjustments until it receives written instructions from the Company.

     9. Survival. The various rights and obligations of the holder hereof and of the Company as set forth in Sections 5, 6, and 7 hereof shall survive the exercise of the Underwriter Warrants represented hereby and the surrender of this Warrant Certificate, and upon the surrender of this Warrant Certificate and the Exercise of all the Underwriter Warrants represented hereby, the Company, shall, if requested by the holder, deliver to the holder hereof its written acknowledgment of its continuing obligations under said Section. The holders of the Underwriter Warrants shall, if requested by the Company, deliver to the Company their written acknowledgment of their continuing obligations under said Sections.

     10. Notice. All notice required by this Warrant Certificate to be given or made by the Company shall be given or made by first class mail, postage prepaid, addressed to the registered holder hereof at the address of such holder as shown on the books of the Company; provided that where notice is to be given pursuant to Section 6, 7, and 8 hereof to holders of Warrant Shares who are not holders of Warrant Certificates, such notice shall be given or made in the manner noted above to the record owner of such Underwriter Warrant Shares at the address of such owner as shown on the books of the Company.

     11. Loss or Destruction. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant
Certificate and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement satisfactory in form and amount to the Company, or in the case of any such mutilation, upon surrender and cancellation of this Warrant Certificate, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant Certificate of like tenor.

                                             Very truly yours,

                                             PATCOMM CORPORATION


                                             By:
                                                --------------------------------
                                                Frank Define, President

Attest:


---------------------------
Secretary

                                       7                    Warrant Certificate

                                   ASSIGNMENT

                   (To be executed by the registered holder to
              effect a transfer of the within Warrant Certificate)


     FOR VALUE RECEIVED ____________________________ hereby sells, assigns and transfers unto _____________________________________ the right to purchase ____

shares of common stock of Patcomm Corporation, $.001 par value, evidenced by the within Warrant Certificate, together with all right, title and interest therein,

and  do  irrevocably  constitute  and  appoint   ___________________________  to

transfer  the  said  right on the  books  of said  Company  with  full  power of substitution in the premises.

Dated:
      ------------------------------

      -----------------------, 19---

                                               ---------------------------------
                                                Signature



                                       8                     Warrant Certificate

                                  PURCHASE FORM

                                                                           ,19
                                                                 ----------   --
To:  Patcomm Corporation
     7 Flower Field, M100
     St. James, N.Y. 11780


     The undersigned  hereby irrevocably elects to exercise the attached Warrant

Certificate  to the extent of  ________  Underwriter  Warrant  Shares of Patcomm

Corporation,  and hereby makes  payment of $_________ in payment of the purchase price thereof. To the extent that less than all of the Underwriter  Warrants are exercised,  please issue a new Warrant Certificate for the remaining Underwriter


Warrants to the undersigned.

                                                 -------------------------------



                     INSTRUCTIONS FOR REGISTRATION OF STOCK


  Name:
                  --------------------------------------------------------------
                           (please type or print in block letters)

  Address:
                  --------------------------------------------------------------

                  --------------------------------------------------------------

  Tax I.D.:
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                                       9                    Warrant Certificate